Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2006 accompanying the consolidated financial statements included in the Annual Report of Channell Commercial Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Channell Commercial Corporation on Form S-8 (File No. 333-36097, effective September 19, 1997).

/s/ Grant Thornton LLP
March 31, 2006